                                                           Exhibit No. EX-99.p.3

                                 CODE OF ETHICS

                      Lincoln Financial Distributors, Inc.

CREDO

It is the duty of all Lincoln Financial Distributors, Inc., employees, officers, and directors to conduct themselves with integrity and at all times to place the interests of shareholders  and clients first. In the interest of this Credo, all personal securities  transactions will be conducted  consistent with the Code of
Ethics  and in such a manner as to avoid any  actual or  potential  conflict  of interest or any abuse of an individual's  position of trust and  responsibility.
The  fundamental  standard  of this Code is that  personnel  should not take any inappropriate advantage of their position.

                  Standards of Conduct and Compliance with Laws

Rule  17j-1  under the  Investment  Company  Act of 1940 (the  "Rule")  makes it unlawful for certain persons,  including any employee,  officer or director, any investment  adviser  and any  principal  underwriter,  in  connection  with  the purchase or sale by such  person of a security  held or to be acquired by a Fund or account:
     1.   To employ any device, scheme or artifice to defraud;
     2.   To make any untrue  statement  of a  material  fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;
     3.   To engage in any act,  practice or course of business that operates or would operate as a fraud or deceit; or
     4.   To engage in any manipulative practice.

                              Prohibited Activities

The following restrictions apply to Lincoln Financial Distributors, Inc. ("LFD")
employees, officers and directors:

o    No individual shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1.

     o    Insider Trading

     Insider trading is a prohibited  practice of trading in securities based on material nonpublic information.  Officers, directors, registered principals and  registered  representatives  of LFD and  any  associated  persons  are
     prohibited  from  trading,   either  personally  or  on  behalf  of  others
     (including family) on material nonpublic  information or from communicating material  nonpublic  information  to  others.  These  individuals  are also prohibited from giving advice based on inside information.

     o    Use of Unapproved Advertisements and Sales Materials

     All  advertisements  and all sales  materials  which will be used with more than one  prospect or client must be approved by  Compliance  prior to use.
     Failure  to  submit  an  advertisement  or sale  material  may  subject  an individual to sanctions including a fine, suspension or termination.

     o    Mutual Fund Late Trading and Market Timing Abuses

          o    Late  trading is illegal  under SEC Rules  because  late  trading would permit a purchase or redemption  order  received after 4:00
               p.m. to receive the share price  calculated  as of 4:00 p.m. that same day.

          o    Market timing  trades,  while not illegal,  harm fund  investors;
               therefore,  market timing is strongly discouraged.  If a fund has rules restricting market timing, those rules must be followed and will be strictly enforced by LFD.

          o    LFD  employees,   officers  and  directors  are  prohibited  from
               engaging in selective sharing or disclosure of portfolio holdings information.

          o    LFD employees,  officers and directors are prohibited  from using fund  information  for their own personal gain or for any clients of the firm.

          o    LFD employees and officers are required to notify LFD  Compliance
               Department  of any  mutual  fund  accounts  in which  they have a financial  interest  or  exercise  discretionary  authority  that include any of the Delaware Funds or the Optimum Funds.

          o    LFD  employees  and  officers  are  required  to have mutual fund accounts  that include any of the  Delaware  Funds or the Optimum
               Funds held in-house with Delaware Investments, Inc.

          o    All mutual funds with  Delaware  Investments,  Inc.  that are now subject to the Code of Ethics  will be  required to be held for a minimum of sixty (60) days  before  selling the fund at a profit.
               Closing positions at a loss is not prohibited.

o    No registered  representative can participate in, or conduct business in, a number of  activities  that are  identified  below.  The  prohibitions  are necessary in order to protect the investing public.

     o    Selling Away

          A registered  representative  must obtain  written  approval  from LFD
          Compliance   prior  to   participating   in  any  private   securities
          transaction.  A  private  securities  transaction  is  any  securities transaction that is executed outside, or away from LFD. The definition includes  money-raising  activities,  offerings  involving  a  limited number of  purchases  or sales,  issuing  promissory  notes,  and some multi-level marketing programs.

     o    Purchase of Initial Public Offerings or Hot Issues

          An initial public  offering  (IPO) is a new  securities  issue that is publicly traded at a premium above the initial offering price.  When a new issue  sells at an  increase in the  secondary  market,  then that issue would be  considered  a "hot  issue".  This rule  applies to all associated  persons and their  immediate  family  members with limited exceptions.

     o    Purchase of Private Placement

          A registered  representative  must obtain  written  approval  from LFD
          Compliance prior to purchasing private placements. A private placement is a sale of bond or other  security  directly to a limited  number of investors.

     o    Engage In Prohibited Sales and Marketing Practices

          Certain sales practices are specifically prohibited by various Federal and State laws,  including the NAIC Model Unfair Trade  Practices Act, which has been adopted by many states.  Among the sale  practices that registered representatives and employees should not engage in include:

               o    Arranging For credit
               o    Bashing
               o    Business Valuation
               o    Churning
               o    Deceptive Practices
               o    Fraud
               o    High Pressure Tactics
               o    Rebating
               o    Unfair Trade Practices
               o    Twisting

          A  comprehensive  list of policies and  procedures are included in the
          LFD Compliance Manual.

                   Protection of Client Nonpublic Information

LFD only allows access to client nonpublic  information to those individuals who need to know it in order to provide products or services, or perform services on
LFD's behalf.  Individuals who have access to client nonpublic  information must keep such information strictly  confidential.  Officers,  directors,  registered principals and registered representatives of LFD and any associated persons must prevent  disclosure of client  nonpublic  information to individuals  who do not need the information to perform their duties.

                                Required Reports

The following  reports are required to be made by all LFD's associated  persons.
Associated persons include any officers,  directors,  partners,  or non-clerical employees of LFD.

o    Disclose  brokerage  relationship  at employment and at the time of opening any new accounts
o    Direct  their  brokers  to supply  to LFD  Compliance,  on a timely  basis, duplicate  copies of all  confirmations  and  statements for all securities accounts
o    Annually certify via the LFD Code of Ethics  Acknowledgement Form that they have read the Code of Ethics and any  amendments,  and fully  complied with this Code of Ethics

                              Reporting Violations

The supervisory principals and managers shall report to the LFD Chief Compliance
Officer (the "CCO") any apparent  violations  of the  prohibitions  or reporting requirements  contained in this Code of Ethics.  The CCO will review the reports made and determine whether or not the Code of Ethics has been violated and shall determine what sanctions,  if any, should be imposed in addition to any that may already have been imposed.

The CCO will advise the Board of  Directors/Trustees of the Delaware Investments
Family  of Funds  and to the  Delaware  Distributors,  L.P  Board  of  Directors
periodically of any issues arising under the Code of Ethics,  including, but not limited to,  information  about  material  violations  of the Code of Ethics and sanctions imposed in response to the material violations.

                                  Recordkeeping

LFD must keep copies of:
o    LFD's Code of Ethics
o    Records  of  violations  of the Code and  actions  taken as a result of the violations
o    Written   records    acknowledging   all   supervised    persons'   written
     acknowledgment of LFD's Code of Ethics

All records must be kept in an appropriate office for two years and in an easily accessible place after that for a total of 5 years.